COMMUNITY BANCORP, INC.
                             PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS
                              April 13, 1999

The following information is furnished in connection with the solicitation of proxies by the management of Community Bancorp, Inc. ("Corporation"), whose principal executive office is located at 17 Pope Street, Hudson, Massachusetts, (Telephone: 978-568-8321), for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 13, 1999.

As of March 1, 1999, 2,944,588 shares of common stock of the Corporation were outstanding and entitled to be voted.

The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock p.m., March 1, 1999. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise. Proxies will be voted in accordance with the shareholder's directions.

If no directions are given, proxies will be voted to fix the number of Directors of the Corporation at ten; and to elect I. George Gould, James A. Langway and David L. Parker to the Board of Directors of the Corporation to serve until the Annual Meeting of Shareholders in the year 2002 and until their successors are duly elected and qualified to serve.

The financial statements of the Corporation for 1998 have been mailed to the shareholders with the mailing of this Notice and Proxy Statement.

The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about March 23, 1999.

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                                  -2-

                    Determination of Number of Directors
                         and Election of Directors
                    ------------------------------------

The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at ten and vote for the election of the persons named below as Nominees for Election at This Meeting as Directors, each to hold office until the annual meeting held in the year indicated in the column designated "Term of Office." If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than ten. The management does not anticipate that any nominee will become unavailable.

The By-laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

The present number of Directors is ten. It is proposed by the Board that at the meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting be fixed at ten and that the three nominees listed below be elected to serve until the date indicated opposite their names. All of the nominees are currently Directors.

Opposite the name of each nominee and each continuing Director in the following table is shown: (1) the number of shares of stock of the Corporation owned beneficially by each such person; (2) for those persons serving as Directors of the Corporation, the date on which such person's term of office as Director began; (3) the term of office for which such person will serve; and (4) such person's current principal occupation or employment.

                Nominees For Election at This Meeting
                -------------------------------------

                                       Has Served
                                       on Board of
                         Shares of     Directors
                         Stock Owned   of the
                         Beneficially  Corporation
                         as of         or Its        Term
                         March 1,      Predecessor   of      Principal
      Name               1999 (1)      Since         Office  Occupation
      ----               ------------  ------------  ------  ----------
I. George Gould            123,197        1962        2002   Director of
      (2)                                                    Corporation
                                                             and Community
                                                             National Bank;
                                                             Chairman,
                                                             Gould's, Inc.

James A. Langway           172,604        1976        2002   Director of
      (2)                                                    Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             CEO of the
                                                             Corporation;
                                                             President &
                                                             CEO of Community
                                                             National Bank.

David L. Parker             28,714        1986        2002   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Chairman,
                                                             Larkin Lumber Co.


                       Directors Continuing In Office
                       ------------------------------

                                       Has Served
                                       on Board of
                         Shares of     Directors
                         Stock Owned   of the
                         Beneficially  Corporation
                         as of         or Its        Term
                         March 1,      Predecessor   of      Principal
      Name               1999 (1)      Since         Office  Occupation
      ----               ------------  ------------  ------  ----------
Alfred A. Cardoza           22,486        1971        2000   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Retired.

Antonio Frias               26,586        1985        2000   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             Treasurer, S &
                                                             F Concrete
                                                             Contractors, Inc.

Horst Huehmer               22,632        1980        2001   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Retired.

Donald R. Hughes, Jr.      110,209        1995        2001   Director of
      (2)                                                    Corporation
                                                             and Community
                                                             National Bank;
                                                             Treasurer &
                                                             Clerk of the
                                                             Corporation;
                                                             Executive Vice
                                                             President &
                                                             Cashier of
                                                             Community
                                                             National Bank.

Dennis F. Murphy, Jr.      438,208        1984        2000   Chairman of
                                                             the Board of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             Treasurer,
                                                             D. Francis
                                                             Murphy Insurance
                                                             Agency, Inc.

Mark Poplin                153,054        1967        2001   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President and
                                                             Treasurer,
                                                             Poplin Supply
                                                             Co.; Secretary,
                                                             Poplin
                                                             Furniture Co.

David W. Webster            70,834        1995        2001   Director of
                                                             Corporation
                                                             and Community
                                                             National Bank;
                                                             President,
                                                             Knight Fuel
                                                             Co., Inc.

Notes:
-----

     1. Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain Directors may disclaim beneficial ownership of certain of the shares listed beside their names.

     2. Includes 78,209 shares held by CBI ESOP as to which Messrs. Gould, Hughes and Langway are co-trustees.


The affirmative vote of the holders of a majority of the common stock of the Corporation present or represented and voting at the meeting is required to fix the number of Directors. The affirmative vote of a plurality of the votes cast by shareholders is required to elect Directors.


                               Other Matters
                               -------------

The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.


                                    By order of the Board of Directors


                                    /s/ James A. Langway
                                    --------------------
                                    James A. Langway
                                    President


Hudson, Massachusetts
March 23, 1999